   DEFINITIVE AGREEMENT

by and among

FORUM MOBILE INC.,

 MOUNT KNOWLEDGE HOLDINGS, INC.

AND

THE CONTROLLING STOCKHOLDERS OF MOUNT KNOWLEDGE HOLDINGS, INC.

dated as of March 19th, 2013

DEFINITIVE AGREEMENT

THIS DEFINITIVE AGREEMENT, dated as of March 19th, 2013 (the ”Effective Date”) (this “Agreement”) by and among Forum Mobile Inc., a Delaware company publicly-traded on the US Over-the-Counter (OTC) Stock Exchange (“FRMB”), Mount Knowledge Holdings, Inc., a Nevada corporation publicly-traded on the US Over-the-Counter (OTC) Stock Exchange (“MKHD”), and the entity listed on Schedule [  ] (together, the “MKHD Controlling Shareholder”) (collectively referred to as the “Parties”).

RECITALS

WHEREAS, the FRMB owns one hundred (100%) percent of the issued and outstanding shares of Forum Mobile Israel (“FM Shares”), an Israeli corporation (“FM”), as set forth in Section 3.3 hereinbelow;

WHEREAS, the MKHD Controlling Shareholder owns a majority of the issued and outstanding shares of MKHD as set forth in Schedule [  ], such shares being hereinafter referred to as (the “MKHD Shares”);

WHEREAS, FRMB, MKHD and the MKHD Controlling Shareholders believe it is in their respective best interests for MKHD to acquire FM in consideration for New MKHD Shares (as defined below) and do hereby mutually agree to consummate a share exchange transaction contemplated herein, in the form and structure set forth in Article I hereinbelow;

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

AGREEMENT

This Agreement shall confirm the mutual understandings by and between the Parties hereto with respect to the transactions being completed herein below. None of the Parties shall be bound by any oral or written statements nor any correspondence during the course of negotiations between the Parties, not stipulated in this Agreement. This Agreement, when executed, shall supersede any and all of the terms and conditions set forth in the previously executed Letter of Intent on or about November 13, 2012. This Agreement shall be in full force and effect from the date of execution with respect to all represented terms and conditions, subject to certain corporate actions and/or documents which may require additional time to complete and/or execute, all of which shall be completed by a mutually agreed upon closing date as defined herein.

ARTICLE I

ACQUISITION OF FM; SHARE EXCHANGE

Section 1.1

Acquisition of FM. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, MKHD shall acquire, from FRMB, one hundred (100%) of the ownership interest in FM, in the form of a share exchange, in consideration for the issuance of the New MKHD Shares to FRMB (as defined below) upon which FM shall become a wholly owned subsidiary of MKHD at closing.

Section 1.2

Agreement to Exchange FM Shares for New MKHD Shares.  Pursuant to Section 1.1 hereinabove, (i) the FRMB shall assign, transfer, convey and deliver the FM Shares to Escrow Agent (as hereinafter defined), and in consideration and exchange therefor MKHD shall (ii) issue and deliver to FRMB, a number of shares of (A) common stock, par value $0.0001 per share of MKHD (the “Common Stock”) equal to four (4) shares of Common Stock of MKHD for every one (1) fully diluted share of Common Stock of MKHD held by the existing stockholders of MKHD immediately prior to the Closing, and (B) Series A Preferred Stock, par value $0.0001 per share of MKHD (the “Preferred Stock”) equal to four (4) shares of Preferred Stock of MKHD for every one (1) fully diluted share of Preferred Stock held by the existing stockholders of MKHD immediately prior to the Closing, in such amounts as described and set forth in Schedule [   ] hereto (the “New  MKHD Shares”) (the “Share Exchange”).

Section 1.3

Capitalization at the Closing.   On the Closing Date, immediately before the consummation of the Share Exchange, MKHD shall have authorized capital stock of a total of (i) [TBD] shares of Common Stock, $.0001 par value per share, of which [TBD] shares of Common Stock shall be issued and outstanding; and (ii) [TBD] shares of Preferred Stock, $.0001 par value per share, of which [TBD] shares of Preferred Stock shall be issued and outstanding.

Section 1.4

 Closing and Actions at Closing.

(a)

The closing of the Share Exchange (the “Closing”) shall take place at 9:00 a.m. E.S.T. on May 14th, 2013 (the "Closing Date"), at the offices of Anslow and Jaclin, LLP, Gregg E. Jaclin, Attorney At Law, 195 Route 9 South, Manalapan, NJ 07726, acting as the Escrow Agent for this transaction ("Escrow Agent");

(b)

On the Closing Date and upon the terms and subject to the conditions set forth in this Agreement: (i) FRMB shall deliver to the Escrow Agent the share certificates representing one hundred percent (100%) percent of the FM Shares, accompanied by appropriate voting powers and a share transfer instrument duly executed in blank; (ii) in full consideration and exchange for the FM Shares, MKHD shall register the issuance of the New MKHD Shares to FRMB in the stock ledger of the Company; and issue and deliver to the FRMB two or more validly executed stock certificates representing all of the New MKHD Shares issued in the name of FRMB;

(c)

In addition, on the Closing Date the MKHD Controlling Shareholders and/or MKHD shall deliver or cause to be delivered to FRMB:

(i)

true and correct copies of unanimous written resolutions of the MKHD Board Resolution (as defined below) and the Requisite MKHD Vote, including a written consent and waiver of MKHD’s stockholders, in the form attached hereto as Exhibit [__], which includes among other things, a waiver of preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock of MKHD;

(ii)

an opinion of Anslow & Jaclin, counsel of MKHD, in the form attached hereto as Exhibit [__], addressed to FRMB and dated as of the Closing Date;

(iii)

a duly executed Escrow Agreement pursuant to and in accordance with Section 1.4(d);

(iv)

a certificate duly executed by an executive officer of MKHD, dated as of the date of the Closing, in the form attached hereto as Exhibit [__] (the "Compliance Certificate"); and

(v)

 a certificate of MKHD's legal existence and good standing in the State of Nevada, dated as soon as possible to the Closing.

(d)

In addition, on the Closing Date the FRMB shall deliver or cause to be delivered to MKHD:

(i)

true and correct copies of unanimous written resolutions of the FRMB Board Resolution (as defined below);

(ii)

an opinion of Gross, Kleinhendler, Hodak, Halevy, Greenberg and Co., counsel of FM, in the form attached hereto as Exhibit [__], addressed to MKHD and dated as of the Closing Date;

(iii)

a duly executed Escrow Agreement pursuant to and in accordance with Section 1.4(d);

(iv)

a certificate duly executed by an executive officer of FM, dated as of the date of the Closing, in the form attached hereto as Exhibit [__] (the "Compliance Certificate"); and

(v)

a certificate of FM's legal existence and good standing in the State of Israel, dated as soon as possible to the Closing.

(e)

Escrow. (i) On the Effective Date, MKHD shall deposit with the Escrow Agent any and all cash obtained from MKHD’s Interim Financing efforts, not already held by the Escrow Agent (the “Escrowed Funds”) (the “Escrowed Consideration”) to be held in a non-interest-bearing escrow account, if applicable (the “Escrow Account”) in accordance with the Escrow Agreement, to be released to MKHD immediately upon the Closing; and (ii) On the Closing Date, MKHD and the MKHD Controlling Shareholders shall deliver to the Escrow Agent the share certificates and/or book entry shares representing the Claw Back Equity (as defined under Schedule [  ]) along with stock powers, in the form attached hereto as Exhibit [__], executed by each such MKHD Controlling Shareholders (“Stock Powers”), in blank, to FRMB, to hold such Stock Powers with it until such time as the Claw Back Equity may be released from the Escrow Account as set forth in Subsection (e) below. The MKHD Controlling Shareholders further hereby irrevocably constitute and appoint the MKHD chief executive officer or any other representative designated by the Board of Directors, as their attorney-in-fact and agent, to execute with respect to such Claw Back Equity all documents necessary or appropriate to effect the surrender and transfer of the Claw Back Equity in accordance with the terms of this Agreement until such time as the Claw Back Equity may be released from the Escrow Account as set forth in Subsection (e) below. “Escrow Agreement” shall mean the Escrow Agreement entered into by and among FRMB, MKHD, and the MKHD Controlling Shareholder, and the Escrow Agent with respect to the Escrowed Consideration and the Claw Back Equity, substantially in the form attached hereto as Exhibit B.

(f)

The Claw Back Equity shall be held in escrow and shall be available to compensate (i) FRMB in the event that within twenty four (24) months following the Closing Date, MKHD shall not complete the Subsequent Financing (as defined in schedule [   ]); and/or (ii) the FRMB Indemnified Persons as provided in Section 2.27; All Claw Back Equity not used for such purposes shall be released no later than thirty (30) days after the closing date of a Subsequent Financing, which meets the conditions set forth in Schedule [  ] (the “Escrow Period”), the Escrow Agent shall deliver any remaining MKHD Shares in the Escrow Account to MKHD, less such amount of MKHD Shares that would be necessary to satisfy any then pending and unsatisfied or unresolved claims specified in any notice delivered to the Escrow Agent prior to the termination of the Escrow Period. Promptly following the time that all such pending and unsatisfied or unresolved claims have been resolved, the Escrow Agent shall deliver to MKHD the remaining portion of such MKHD Shares, if any, not used to satisfy such claim; and

(g)

Equity Capitalization at Closing.  Following the Closing Date and issuance to FRMB of the New MKHD Shares, the fully diluted equity capitalization of MKHD will be equal to, prior to the issuance of the M&A Advisory Fee (as defined under Schedule [   ]): (1) 80% of the fully diluted share capital of MKHD shall be held by FRMB, and (2) 20% of the fully diluted share capital of MKHD shall be held by the existing shareholders of the MKHD prior to the Closing, subject to the provisions of Section 1.4(d).

Section 1.5

Certain Transaction Conditions.

On or prior to the Closing Date and upon the terms and subject to the conditions set forth in this Agreement, the Parties mutually agree to certain transaction conditions, as set forth in Schedule [   ].

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF MKHD AND THE MKHD CONTROLLING SHAREHOLDER

           Each of MKHD and the MKHD Controlling Shareholder (where specifically included) hereby, jointly and severally, represents, warrants and agrees that all of the statements in the following subsections of this Section 2 are true and complete as of the date hereof, and will, except as contemplated by this Agreement, be true and complete as of the Closing Date as if first made on such date:

Section 2.1

Disclosure Schedules.

The disclosure schedule attached hereto as Schedule [  ] through [__] (the “MKHD Disclosure Schedules”) are divided into sections that correspond to the sections of this Section 2. The MKHD Disclosure Schedules comprise lists of all exceptions to the truth and accuracy in all material respects of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Section 2. For purposes of this Section 2, any statement, facts, representations, or admissions contained in the public filings made by MKHD with the United States Securities and Exchange Commission at least five (5) business days prior to the date of this Agreement (“MKHD Public Reports”), are deemed to be included in the MKHD Disclosure Schedules and all such information is deemed to be fully disclosed to FRMB, except for (A) any information set forth in any “risk factor” or “forward-looking statements” section contained in such MKHD Public Reports, (B) any other forward-looking statements contained in such MKHD Public Reports that are of a nature that they speculate as to future developments. For purposes of this Agreement, "to the best of our knowledge" or similar phrase shall mean that such person shall have current actual knowledge of a condition or event, or have received notice that would give rise to current actual knowledge of such condition or event.

Section 2.2

Corporate Organization.

(a)

MKHD is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and currently proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by MKHD or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing does not have and would not reasonably be expected to have, individually or in the aggregate a material adverse effect on the business, operations, properties, assets, condition or results of operation of MKHD; and

(b)

Copies of the Articles of Incorporation and By-laws of MKHD with all amendments thereto to the date hereof (the “MKHD Charter Documents”), have been furnished to FRMB, and such copies are accurate and complete as of the date hereof.   The minute books of MKHD are current as required by law, contain the minutes of all meetings of the Board of Directors and stockholders of MKHD from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors and stockholders of MKHD.  MKHD is not in violation of any of the provisions of the MKHD Charter Documents.

Section 2.3

Capitalization of MKHD.

On the Closing Date, immediately before the consummation of the Share Exchange, the entire authorized capital stock of MKHD consisted of (i) [TBD] shares of Common Stock, at par value of $0.0001, of which [TBD] shares of Common Stock are issued and outstanding; and (ii) [TBD] shares of Preferred Stock, $.0001 par value per share, of which [TBD] shares of Preferred Stock shall be issued and outstanding, of which the ownership rights are stated in Schedule [   ] which constitutes all of the MKHD Shares, commitments and conversion rights for equity of MKHD which will be issued and outstanding. Each such share is duly authorized, validly issued, fully paid and non-assessable and was not issued in violation of any pre-emptive rights.  The New MKHD Shares when issued, sold and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and was not issued in violation of any pre-emptive rights,  will have the rights, preferences, privileges as set forth in MKHD’s Certificate of Incorporation, will be free and clear of any liens, claims, encumbrances or third party rights of any kind and duly registered in the name of FRMB in the Company’s stock ledger and will be offered , sold, issued, in compliance with all applicable federal and state securities laws. The MKHD Shares are the sole outstanding shares of capital stock of MKHD and there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued or treasury shares of capital stock of MKHD. In addition, there are no outstanding contractual obligations of MKHD (i) to repurchase, redeem or otherwise acquire any shares of Common Stock or capital stock of MKHD or (ii) to make any investment in any other person or entity.

Section 2.4

Subsidiaries and Equity Investments.  MKHD does not directly or indirectly own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity, including without limitation MKHD has no  Subsidiaries.  For purposes of this Agreement, a “Subsidiary” of a company means any entity in which, at the date of this Agreement, such company or any of its subsidiaries directly or indirectly owns any of the capital stock, equity or similar interests or voting power.

Section 2.5

Authorization and Validity of Agreements.    Each of MKHD and the MKHD Controlling Shareholder has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by MKHD and the MKHD Controlling Shareholder, and the consummation by MKHD and by the MKHD Controlling Shareholder of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions of MKHD and the MKHD Controlling Shareholder, and no other corporate proceedings on the part of MKHD or other actions on part of the MKHD Controlling Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The board of directors of MKHD has unanimously adopted resolutions, in the form attached hereto as Exhibit [__] (the “MKHD Board Resolution”): (a) approving and declaring advisable the Share Exchange and the issuance of the New MKHD Shares to FRMB, this Agreement and the transactions contemplated by this Agreement; (b) declaring that it is in the best interests of the stockholders of the Company that MKHD enters into this Agreement and consummates the Share Exchange and the issuance of the New MKHD Shares to FRMB upon the terms and subject to the conditions set forth in this Agreement; (c) directing that adoption of this Agreement be submitted to a vote at a meeting of the stockholders of the Company; (d) recommending to the stockholders of the Company that they adopt this Agreement (the “MKHD Board Recommendation”); and (e) to include the MKHD Board Recommendation in the Company Proxy Statement.  This Agreement constitutes the valid and legally binding obligation of MKHD and the MKHD Controlling Shareholder, and is enforceable in accordance with its terms.  MKHD does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under states securities laws, the Securities Act of 1933, as amended (the “Securities Act”) and/or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) resulting from the issuance of the New MKHD Shares.

Section 2.6

No Conflict or Violation.  Neither the execution and delivery of this Agreement by MKHD and/or the MKHD Controlling Shareholder, nor the consummation by MKHD and/or the MKHD Controlling Shareholder of the transactions contemplated hereby will: (i) contravene or conflict with, or result in any violation or breach of  any provision of the MKHD Charter Documents; (ii) contravene or conflict with, or result in any violation or breach of  any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which MKHD and/or the MKHD Controlling Shareholder are subject, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which MKHD and/or the MKHD Controlling Shareholder is a party or by which it is bound, or to which any of its assets is subject; or (iii) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of MKHD’s or any of the MKHD Controlling Shareholder’s assets, including without limitation the New MKHD Shares and/or the MKHD Shares.

Section 2.7

Material Agreements.  Except as set forth on Schedule [  ] attached hereto, MKHD is not a party to or bound by any contracts, including, but not limited to, any:

(a)

employment, advisory or consulting contract, except as disclosed;

(b)

plan providing for employee benefits of any nature;

(c)

lease with respect to any property or equipment;

(d)

contract, agreement, understanding or commitment for any future expenditure in excess of $5,000 in the aggregate;

(e)

contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, entity or organization; or

(f)

agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement.

  Section 2.8

Litigation.  There is no action, suit, proceeding or investigation (“Action”) pending or currently threatened against MKHD or any of its Subsidiaries or any of their respective affiliates.  There is no Action pending or currently threatened against MKHD or any of its Subsidiaries or any of their respective affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against MKHD or any of its Subsidiaries or any of their respective affiliates.  Neither MKHD nor any of its Subsidiaries or any of their respective affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no Action by MKHD or any of its Subsidiaries or any of their respective affiliates relating to MKHD currently pending or which MKHD or any of its Subsidiaries or any of their respective affiliates intends to initiate.

Section 2.9

Compliance with Laws; Permits.    MKHD, each of its Subsidiaries and each of their respective affiliates has been and is in compliance with, and has not received any notice of any violation of any, applicable law, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC, or the applicable securities laws and rules and regulations of any state.  MKHD is not an “investment company” as such term is defined by the Investment Company Act of 1940, as amended. Each of MKHD and its Subsidiaries posses from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for FM to engage in its business as currently conducted and to permit MKHD and each of its Subsidiaries to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, “MKHD Permits”).  MKHD has not received notice from any Governmental Authority or other Person that it is lacking any license, permit, authorization, approval, franchise or right necessary for MKHD to engage in its business as currently conducted and to permit MKHD to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets.  Except as would not have a Material Adverse Effect, MKHD Permits are valid and in full force and effect.  Except as would not have a Material Adverse Effect, no event has occurred or to the knowledge of MKHD circumstance exists that may (with or without notice or lapse of time):  (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any MKHD Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any MKHD Permit.  MKHD has not received notice from any Governmental Authority or any other Person regarding:  (a) any actual, alleged, possible or potential contravention of any MKHD Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any MKHD Permit.  All applications required to have been filed for the renewal of such FM MKHD have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such MKHD Permits have been duly made on a timely basis with the appropriate Persons.

All MKHD Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

Section 2.10

Financial Statements; SEC Filings.

(a)

MKHD’s financial statements contained in its periodic reports filed with the Securities and Exchange Commission (“SEC” and the “Financial Statements”) (a) complied as to form in all material respects with the published rules and regulations of the SEC in effect at the time of filing; (b) have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated and with each other, except that those of the Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of MKHD as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.  Except as set forth in the Financial Statements or as disclosed in Schedule [   ], MKHD has no liabilities (accrued, absolute contingent or otherwise). MKHD is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.  MKHD maintains and will continue to maintain until the Closing a standard system of accounting established and administered in accordance with U.S. GAAP.

(b)

MKHD has filed filings with the SEC that it has been required to make under the Securities Act and the Exchange Act (the “Public Reports”).  Each of the Public Reports has complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and/or regulations promulgated thereunder.  None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.  Each of the principal executive officers of MKHD and the principal financial officer of MKHD (or each former principal executive officer of the MKHD and each former principal financial officer of MKHD, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the MKHD Public Reports. There is no event, fact or circumstance that would cause any certification signed by any officer of MKHD in connection with any Public Report pursuant to the Sarbanes/Oxley Act to be untrue, inaccurate or incorrect in any respect.  Neither MKHD nor any of its Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers in violation of Section 402 of the Sarbanes-Oxley Act.  As of the date hereof, MKHD has no reason to believe that its outside auditors and its principal executive officer and principal financial officer will not be able to give, without qualification, the certificates and attestations required pursuant to the Sarbanes-Oxley Act when next due. There is no revocation order, suspension order, injunction or other proceeding or law affecting the trading of its Common Stock.

All of the issued and outstanding shares of Common Stock have been issued in compliance with the Securities Act and applicable state securities laws and no stockholder of MKHD has any right to rescind or other claim against MKHD for failure to comply with the Securities Act or state securities laws.

(c)

Since the date of the filing of its annual report on Form 10-K for the year ended December 31, 2011, except as (i) specifically disclosed to FRMB or in the Public Reports; and  (ii) as set forth on Schedule [   ]: (A) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect (for purposes of this Section 2.10, a “Material Adverse Effect” means any event, occurrence, fact, condition, change, development, circumstance or effect (i) that is materially adverse to the business, assets, properties, liabilities, condition (financial or otherwise), operating results or prospects of MKHD and its Subsidiaries), or (ii) would prevent MKHD from consummating the transactions contemplated by this Agreement; (B) MKHD has not incurred any liabilities, contingent or otherwise, other than professional fees, which are accurately disclosed in the Public Reports; (C)  MKHD has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities; and (D) MKHD has not made any loan, advance or capital contribution to or investment in any person or entity, except as disclosed in the Public Reports.

Section 2.11    Books and Financial Records.  All the accounts, books, registers, ledgers, Board minutes and financial and other material records of whatsoever kind of each of MKHD and any Subsidiary of MKHD have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of MKHD and each such Subsidiary.

Section 2.12

Employee Benefit Plans.  MKHD does not have any “Employee Benefit Plan” as defined in the U.S. Employee Retirement Income Security Act of 1974 or similar plans under any applicable laws.

Section 2.13

Tax Returns, Payments and Elections.  Except as set forth on Schedule [   ], each of MKHD and its Subsidiaries has timely filed all Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including, without limitation, estimated tax returns and reports and material information returns and reports) (“Tax Returns”) required pursuant to applicable law to be filed with any Tax Authority (as defined below).  All such Tax Returns are accurate, complete and correct in all material respects, and each of MKHD and its Subsidiaries has fully and timely paid all Taxes due.  Each of MKHD and its Subsidiaries has withheld or collected from each payment made to each of its employees the amount of all Taxes (including, but not limited to, United States income taxes and other foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority.  For purposes of this Agreement, the following terms have the following meanings:

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any and all taxes including, without limitation, (x) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any United States, local or foreign governmental authority or regulatory body responsible for the imposition of any such tax (domestic or foreign) (a “Tax Authority”), (y) any liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof, and (z) any liability for the payment of any amounts of the type described in (x) or (y) as a result of any express or implied obligation to indemnify any other person.

Section 2.14

Absence of Undisclosed Liabilities.  Except as disclosed in Section 2.14, as of the Closing Date, MKHD will have no liabilities of any kind whatsoever.  MKHD is not a guarantor of any indebtedness of any other person, entity or corporation.

Section 2.15

No Broker Fees.   No brokers, finders or financial advisory fees or commissions will be payable by or to MKHD or the MKHD Controlling Shareholder of any of their affiliates with respect to the transactions contemplated by this Agreement, except as set forth in Schedule [   ].

Section 2.16

No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by MKHD to arise, between MKHD and any accountants and/or lawyers formerly or presently employed by MKHD.  MKHD is current with respect to fees owed to its accountants and lawyers.

Section 2.17

SEC Disclosure Controls and Procedures

.

(a)

MKHD (i) maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to provide reasonable assurance that material information relating to the MKHD, including its consolidated subsidiaries, is made known to its principal executive officer and principal financial officer; (ii) maintains “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act); and (iii) has evaluated the effectiveness of the MKHD’s disclosure controls and procedures as required by Rule 13a-15(a) under the Exchange Act.

(b)

MKHD has disclosed, based on the most recent evaluation of internal control over financial reporting, to the MKHD’s auditors and the audit committee of the MKHD’s board of directors “significant deficiencies” and “material weaknesses” (each as defined in Rule 12b-2 under the Exchange Act) in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the MKHD’s ability to record, process, summarize and report financial information.  To the knowledge of MKHD, there is no fraud, whether or not material, that involves management or other employees who have a significant role in MKHD’s internal control over financial reporting.

(c)

 (i) neither MKHD, nor, to the knowledge of MKHD, any director or officer of MKHD, has received or otherwise had or obtained knowledge of any written material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of MKHD or any of its Subsidiaries, or their respective internal accounting controls, including any written material complaint, allegation, assertion or claim that MKHD or any of its Subsidiaries has engaged in accounting or auditing practices that do not comply with U.S. GAAP or MKHD’s published internal accounting controls, and (ii) no attorney representing MKHD or any of its Subsidiaries, whether or not employed by MKHD or any of its Subsidiaries, has rendered a written report to the board of directors of MKHD or any committee thereof containing evidence of a material violation of applicable securities Laws, breach of fiduciary duty or similar violation by MKHD or any of its officers or directors.

Section 2.18

Voting

.

(a)

The affirmative vote of the holders of a majority of the outstanding shares of MKHD Common Stock  and Preferred Stock (“Requisite MKHD Vote”) is the only vote of the holders of any class or series of the capital stock of MKHD or any of its Subsidiaries necessary (under the MKHD Charter Documents, the Nevada General Corporation Law, other applicable laws or otherwise) to approve and adopt this Agreement, the Share Exchange, the issuance of the New MKHD Shares and the other transactions contemplated by this Agreement.

(b)

There are no voting trusts, proxies or similar agreements, arrangements or commitments to which MKHD or any of its Subsidiaries is a party or of which MKHD has knowledge with respect to the voting of any shares of capital stock of MKHD or any of its Subsidiaries.  There are no bonds, debentures, notes or other instruments of indebtedness of MKHD or any of its Subsidiaries that have the right to vote, or that are convertible or exchangeable into or exercisable for securities having the right to vote, on any matters on which stockholders of MKHD may vote.

Section 2.19

Governmental Authorizations

.

The execution, delivery and performance of this Agreement by MKHD and the consummation by MKHD of the transactions contemplated by this Agreement do not and will not require any consent, approval or other authorization of, or filing with or notification to (collectively, “Governmental Authorizations”), any international, supra-national, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity, whether of the United States, the United Kingdom, the European Union, Israel, or otherwise (each, a “Governmental Entity”), other than:

(a)

the filing with the SEC of (i) a proxy statement (the “Proxy Statement”) relating to the special meeting of the stockholders of MKHD to be held to consider the adoption of this Agreement (the “Stockholders Meeting”) and (ii) any other filings and reports that may be required in connection with this Agreement and the transactions contemplated by this Agreement under the Securities Act and the Exchange Act;

(b)

compliance with the rules and regulations of The OTC Stock Exchange; and

(c)

compliance with Non-U.S. Antitrust Laws.

Section 2.20

Employee Benefit Plans

.

(a)

MKHD has no employee benefit plan maintained, established or sponsored by MKHD, or which MKHD participates in or contributes to (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(b)

No other Contracts, plans or arrangements (written or otherwise) covering any current or former employee, director, officer, shareholder or independent contractor of MKHD or exists that, as a result of the execution of this Agreement, stockholder approval of this Agreement or the transactions contemplated by this Agreement (whether alone or in connection with any other events), could (i) result in severance pay or any increase in severance pay upon any termination of employment or (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the employee plans.  There are no other contracts, plans or arrangements (written or otherwise) covering any current or former employee, director, officer, shareholder or independent contractor of MKHD that, individually or collectively, could give rise to the payment of any amount or benefit that would not be deductible pursuant to the terms of Section 280G of the Internal Revenue Code of 1986, as amended.

Section 2.21

Labor.

(a)

Except as set forth on Schedule [  ], there are no employment, consulting, collective bargaining, severance pay, continuation pay, termination or indemnification agreements or other similar contracts of any nature (whether in writing or not) between MKHD or any of its Subsidiaries on the one hand, and any current or former, affiliate, officer, director, employee, consultant, labor organization or other representative of any of MKHD’s employees, on the other hand, nor is any such contract presently being negotiated.  MKHD is not delinquent in payments to any of its employees, consultants or independent contractors for any wages, salaries, commissions, bonuses, benefits, contributions or other compensation for any services or otherwise arising under any policy, practice, contract, plan, program or Law.  MKHD is not liable for any severance pay or other payments to any employee, consultant or independent contractor or former employee, consultant or independent contractor arising from the termination of employment or other service relationship, nor will MKHD have any liability under any benefit or severance policy, practice, contract, plan, program or law which exists or arises, or may be deemed to exist or arise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by MKHD of any Persons employed by or under contract with MKHD or on or prior to the Closing.  MKHD’s employment policies or practices is not currently being audited or investigated by any Governmental Authority or court.  There is no pending or, to the knowledge of MKHD, threatened claim, unfair labor practice charge or other charge or inquiry against MKHD brought by or on behalf of any current, prospective or former employee, consultant, independent contractor, retiree, labor organization or other representative of MKHD’s employee or other individual or any Governmental Authority with respect to employment practices brought by or before any court or Governmental Authority, nor is there or has there been any audit or investigation related to MKHD’s classification of independent contractors and consultants.

(b)

(i) There are no controversies pending or threatened, between MKHD, on the one hand, and any of its respective employees, consultants or independent contractors, on the other hand; (ii) MKHD is not a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by MKHD nor are there any activities or proceedings of any labor union to organize any such employees, consultants or independent contractors of MKHD; (iii) there have been no strikes, slowdowns, work stoppages, disputes, lockouts or threats thereof by or with respect to any employees, independent contractors or consultants of MKHD, and (iv) there are no employment-related grievances pending or threatened.  MKHD is not a party to, or otherwise bound by, any consent decree with, or citation or other order by, any Governmental Authority relating to employees or employment practices.  MKHD is in compliance in all material respects with all applicable laws, contracts and policies relating to employment, employment practices, wages, hours and terms and conditions of employment, including the obligations of the U.S. Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN”), and any similar state or local statute, rule or regulation, and all other notification and bargaining obligations arising under any collective bargaining agreement, by law or otherwise.  MKHD has not effectuated a “plant closing” or “mass layoff” (as those terms are defined in WARN or similar laws) affecting in whole or in part any site of employment, facility, operating unit or employee of MKHD without complying with all provisions of WARN or similar laws or implemented any early retirement, separation or window program, nor has MKHD planned or announced any such action or program for the future.

(c)

 MKHD is not a party to or bound by any employment or consultant contract with any officer, employee or consultant that is not terminable by MKHD at will and without liability upon notice of thirty (30) days or less.

(d)

None of MKHD, or, to the knowledge of MKHD, any of MKHD’s employees, consultants or independent contractors is obligated under any contract (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or Governmental Authority that would interfere with the use of such Person’s best efforts to promote the interests of MKHD or that would conflict with MKHD’s business as conducted and as proposed to be conducted.

(e)

All of MKHD’s employees are “at will” employees subject to the termination notice provisions included in their employment agreements or applicable law, and there is no circumstance that could give rise to a valid claim by a current or former employee, contractor or consultant of MKHD for compensation on termination of employment.

(f)

Each of MKHD’s employees is currently devoting all of his or her business time to the conduct of the business of MKHD.

Section 2.22

Intellectual Property

.

(a)

Schedule [  ] sets forth a complete and accurate list, as of the date of this Agreement, of (i) each issued patent, and trademark and copyright registrations owned by MKHD, (ii) each pending patent, trademark and copyright application filed by or on behalf of MKHD, (iii) each domain name registered by or on behalf of MKHD (the foregoing being, collectively, the “Registered Intellectual Property”), and (v) all material unregistered Intellectual Property owned by MKHD.  Schedule [  ] lists (i) the record owner of each such item of Registered Intellectual Property, (ii) the jurisdictions in which each such item of Registered Intellectual Property has been issued or registered or in which each such application has filed and (iii) the registration or application, as applicable. All Registered Intellectual Property is subsisting, unexpired, nor abandoned, in compliance with all legal requirements, not subject to any filings, fees or other actions falling due within ninety (90) days after the Closing Date, and, to the knowledge of MKHD, valid and enforceable.  No material invention or process must be filed within ninety (90) days after the Closing Date to avoid a statutory bar to patentability.

(b)

MKHD solely and exclusively own all right, title and interest in and to all Intellectual Property required to be set forth on Schedule [   ], free and clear of any liens or adverse claims from any other Person; and MKHD solely and exclusively own or otherwise have valid and continuing rights to use, transfer and license, free and clear of any liens or adverse claims from any other Person, all Intellectual Property (as defined below) used in, or necessary for, the business of MKHD as currently conducted and as currently proposed to be conducted.

(c)

The conduct of MKHD businesses, including their products and services as presently performed and as currently contemplated to be performed, do not infringe upon, misappropriate or otherwise violate any Intellectual Property of any third party.

(d)

To the knowledge of MKHD, no third Person has or is infringing, violating, or misappropriating any Intellectual Property owned by MKHD.

(e)

Except as set forth on Schedule [  ], there is no pending or, to the knowledge of MKHD, threatened legal proceeding (including cease and desist letters, DMCA take-down notices or invitations to take a patent license), (i) claiming that MKHD has or is infringing, misappropriating or violating any Intellectual Property rights of any third Person or (ii) that concerns the ownership, use, validity or enforceability of any Intellectual Property owned by MKHD.

(f)

Schedule [   ] sets forth the policies and procedures that MKHD has implemented as of the date hereof with respect to content posted on the websites owned and operated by MKHD.  MKHD fully complies with its own policies and procedures and have operated their businesses to maximize all applicable protections under the “safe harbors” of 47 U.S.C. §230 and 17 §U.S.C. 512 and any other equivalent laws.  MKHD responds in a timely and proper manner to all complaints relating to Intellectual Property infringements, violations of the law and inappropriate conduct occurring on, through or in connection with their software, systems and websites, and there are no claims alleging otherwise.

(g)

MKHD has taken all necessary actions, consistent with best practices in the industry in which MKHD operates,  to protect (i) its Intellectual Property, its ownership, validity and/or value; (ii) the confidentiality of all material trade secrets of MKHD, and have disclosed such trade secrets only pursuant to adequate, written confidentiality agreements (true and complete copies of which have been provided to Purchaser) to the Persons set forth on Schedule [   ]; and (iii) the confidentiality, integrity and security of their software, systems and websites and all information and transactions stored or contained therein or transmitted thereby against any unauthorized or improper use (including any violation of rights of privacy or publicity), access, transmittal, interruption, modification or corruption, and there have been no breaches of either (i), (ii) or (iii).

(h)

MKHD has established privacy policies with respect to personally identifiable information which are in conformance with reputable industry practice.  MKHD is in compliance in all material respects with such privacy policies and applicable United States federal and state, foreign, and multinational laws relating to personally identifiable information.  No agreements have been made nor policies instituted that would limit MKHD use after the Closing Date of any personally identifiable information or that would conflict with MKHD’s use of the personally identifiable information.

(i)

Except as set forth on Schedule [   ], MKHD (i) has not provided to any third party, or otherwise permitted any third party to access, possess or use, any source code for any software owned or developed by or for MKHD (“MKHD Software”), (ii) is not currently a party to any source code escrow contract requiring the deposit of source code for any MKHD Software or providing for access to source code of any MKHD Software in specific circumstances, or (iii) has incorporated any “open source,” “freeware,” “shareware” or other Software having similar licensing or distribution models (including any GNU General Public License, Library General Public License, Lesser General Public License, Mozilla License, Berkeley Software Distribution License, Open Source Initiative License, MIT, Apache, Public Domain licenses and the like) (“Open Source”) in, or used any Open Source in connection with, any MKHD Software (or derived any Company Software from any Open Source) in a manner that (a) would subject any proprietary source code of MKHD to the terms of such open source license, (b) requires the contribution, licensing, provision or public disclosure to any third party of any source code for such Company Software, or (c) imposes limitations on MKHD’s right to require royalty payments from or restrict further distribution of same.

(j)

All Persons who have contributed to the creation, invention, modification or improvement of any Intellectual Property purportedly owned by MKHD in whole or in part, have signed written agreements ensuring that all such Intellectual Property is owned exclusively by MKHD and there are no claims or interests of third parties (including current and former employees or contractors or their current or former employers) alleging ownership interests in same. All amounts payable by MKHD to all Persons involved in the research, development, conception or reduction to practice of any Intellectual Property owned by MKHD have been paid in full. The transactions contemplated hereby shall not grant to or allow any Person any ownership interest in, or the right to use, any Intellectual Property owned, in whole or in part, by MKHD.

(k)

All software, websites and systems owned or used by MKHD and all material products sold, licensed or made available to MKHD’s customers (i) are free from any material defect, bug, virus, or programming, design or documentation error or corruptant, (ii) are fully functional and operate and run in a reasonable and efficient business manner and (iii) conform in all material respects to the specifications and purposes thereof.

“Intellectual Property” means all intellectual property and industrial property rights existing anywhere in the world, including all rights associated with: (i) patents and patent applications, utility models, industrial designs and any continuations, divisionals, continuations-in-part, reissues or reexaminations and patents issuing thereon (collectively, “Patents”), (ii) trademarks, service marks, trade dress, logos, corporate names, trade names and Internet domain names and other source indicators, together with the goodwill associated with any of the foregoing, and all applications and registrations therefor (collectively, “Trademarks”), (iii) copyrights, copyrightable works (including Software, systems and website content) and registrations and applications therefor, works of authorship and moral rights (collectively, “Copyrights”), and (iv) confidential and proprietary information, including trade secrets, discoveries, concepts, ideas, research and development, algorithms, know-how, formulae, inventions (whether or not patentable), processes, techniques, technical data, designs, drawings, specifications, databases (collectively, “Trade Secrets”).

Section 2.23

Title to and Condition of Properties.   MKHD owns or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of MKHD as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect on MKHD.  The material buildings, plants, machinery and equipment necessary for the conduct of the business of FM as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment are in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

Section 2.24

Investment Representations.

(a)

MKHD acknowledges that the FM Shares will be issued to MKHD in reliance upon MKHD’s representation to FRMB that the FM Shares will be acquired hereunder solely for the account of MKHD, not as a nominee or agent, for investment, and not with a view to the resale or distribution thereof and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Security, Investor further represents that MKHD does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the FM Shares.   MKHD understands and is able to bear any economic risks associated with acquiring the FM Shares. MKHD has have full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the FM Shares. MKHD also represents that it has not been organized solely for the purpose of acquiring the FM Shares; and

(b)

MKHD understands that the FM Shares have not been registered under the Act or the comparable law of any other jurisdiction and may not be offered or sold except pursuant to an effective registration statement under the Act or an exemption from the registration requirements of the Act (and pursuant to the conditions of such exemption). MKHD further understands that FM Shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available. MKHD represents it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933 as amended.

Section 2.25

Disclosure.  MKHD has provided to FRMB all information in connection with the transactions contemplated hereunder. This Agreement and any certificate, Schedules and Exhibits attached hereto or delivered in accordance with the terms hereby by or on behalf of MKHD in connection with the transactions contemplated by this Agreement, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading. There is no material fact or information (individually or in the aggregate) relating to the business, prospects, condition (financial or otherwise), affairs, operations, or assets of MKHD that have not been disclosed in this Agreement, the Schedules and Exhibits hereto in connection herewith or that otherwise has not been disclosed to FRMB by MKHD prior to the Closing.

Section 2.26

Survival.  Each of the representations and warranties set forth in this Article III shall be deemed represented and made by MKHD and MKHD Controlling Shareholders at the Closing as if made at such time and shall survive the Closing for a period terminating twenty four (24) months after the date of the Closing.

Section 2.27  Indemnification.

MKHD and each of MKHD Controlling Shareholders agrees to indemnify and hold harmless FRMB and its respective managers, directors, officers, employees, affiliates, members, shareholders, agents, attorneys, representatives, successors and assigns (collectively, the “FRMB Indemnified Persons”), against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal fees and any expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any breach of representation or warranty or breach or failure by such party to comply with any covenants or agreement made by it herein or in any other document furnished by it to any of the foregoing in connection with this transaction; provided, however, that MKHD shall not have any liability under this Section 7 unless the aggregate amount of Losses incurred by FRMB and indemnifiable hereunder exceeds $100,000 (the “Indemnification Threshold”) and, in such event, MKHD shall be required to pay the full amount of Losses, including the amount of the Indemnification Threshold.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF FRMB

           FRMB warrants and agrees that all of the statements in the following subsections of this Section 3 are true and complete as of the date hereof, and will, except as contemplated by this Agreement, be true and complete as of the Closing Date as if first made on such date.   The disclosure schedule attached hereto as Schedule [   ] through [   ] (the “FM Disclosure Schedules”) are divided into sections that correspond to the sections of this Section 3.  The FM Disclosure Schedules comprise lists of all exceptions to the truth and accuracy in all material respects of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Section 3. For purposes of this Section 3, any statement, facts, representations, or admissions contained in the public filings made by FRMB with the United States Securities and Exchange Commission at least five (5) business days prior to the date of this Agreement (“FRMB Public Reports”), are deemed to be included in the FRMB Disclosure Schedules and all such information is deemed to be fully disclosed to MKHD, except for (A) any information set forth in any “risk factor” or “forward-looking statements” section contained in such FRMB Public Reports, (B) any other forward-looking statements contained in such FRMB Public Reports that are of a nature that they speculate as to future developments. For purposes of this Agreement, "to our knowledge" or similar phrase shall mean that such person shall have current actual knowledge of a condition or event, or have received notice that would give rise to current actual knowledge of such condition or event.

Section 3.1

Corporate Organization of FM. FM is a corporation duly organized, validly existing and in good standing under the laws of Israel, and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned to be conducted.   FRMB has delivered to MKHD and the MKHD Controlling Shareholder complete and correct copies of the following documents (collectively referred to herein as "FM Charter Documents"): (a) Articles of Association and the Certificate of Incorporation of FM; (b) any other document performing a similar function to the documents specified in clauses (a) or (b) adopted or filed in connection with the creation, formation or organization of FM; and (c) any and all amendments to any of the foregoing.  The FM is not in any material violation of any of the provisions of the FM Charter Documents.  The minute books or the equivalent of FM contain true and accurate records of all meetings and consents in lieu of meetings of its Board of Directors and shareholders or stockholders, as applicable ("Corporate Records"), from the time of its organization until the date hereof.  The share register and other ownership records of the shares of all of FM’s shares (the “FRMB Share Records”), and are true, complete and accurate records of the ownership of the shares as of the date thereof and contain all issuances and transfers of such shares since the time of organization of the FM.

Section 3.2

Capitalization of FM; Title to the FM Shares.  On the Closing Date, immediately before the consummation of the Share Exchange, the entire authorized capital stock of FM consisted of 10,000 Ordinary Shares, at par value of NIS1.00, of which 100 Ordinary Shares are held by FRMB and constitute all of the FM Shares, commitments and conversion rights for equity of FM which will be issued and outstanding.  All of the FM Shares are owned of record by FRMB.  The FM Shares are the sole outstanding shares of capital stock of FM and there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued or treasury shares of capital stock of FM.

Section 3.3

Subsidiaries and Equity Investments. Each Subsidiary of FM is set forth on Schedule [    ].

 Section 3.4

Authorization and Validity of Agreements.   FRMB has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.   This Agreement constitutes the valid and legally binding obligation of FRMB and is enforceable in accordance with its terms against it.   Except as set forth on Schedule [    ] FRMB does not need give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under states securities laws, the Securities Act and/or the Exchange Act resulting from the transfer and exchange of the FM Shares.  The execution and delivery of this Agreement by FRMB, and the consummation by FRMB of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions of FRMB, and no other corporate proceedings on the part of FRMB are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.5

No Conflict or Violation.  Neither the execution and delivery of this Agreement by FRMB, nor the consummation by FRMB of the transactions contemplated hereby will: (i) violate any provision of FM’s Charter Documents, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which FRMB is subject, assuming that all consents, approvals, authorizations, filings and notifications described in Section [__] have been obtained or made,  (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which FRMB is/are a party or by which it/they is/are bound, or to which any of its/their/his assets is subject;

or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of FRMB’s assets, including without limitation the FM Shares, other than such as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            Section 3.6

Compliance with Laws and Other Instruments.   Except as would not have a Material Adverse Effect on FM, the business and operations of FM have been and are being conducted in accordance with all applicable foreign, federal, state and local laws, rules and regulations and all applicable orders, injunctions, decrees, writs, judgments, determinations and awards of all courts and governmental agencies and instrumentalities applicable to it.  Except as would not have a Material Adverse Effect on FM, not, and is not, to its knowledge alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of FM Charter Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which FM is a party or by which any of FM’ properties, assets or rights are bound or affected.  To the knowledge of FM, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which any of FM are a party are (with or without notice or lapse of time or both) in material default thereunder or in material breach of any term thereof.  To the knowledge of FM, FM is not subject to any obligation or restriction of any kind or character, nor are there, to the knowledge of FM, any event or circumstance relating to FM that materially and adversely affects in its business, properties, assets or prospects or that would prevent or make burdensome their performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.  “Material Adverse Effect” means, when used with respect to FM, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of FM, in each case taken as a whole or (b) materially impair the ability of FM to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which FM operate.

Section 3.7

Brokers’ Fees.   FRMB has no liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, except for the M&A Advisory Fee (as defined under Schedule [   ]).

            Section 3.8

Investment Representations.

(a)

The New MKHD Shares will be acquired hereunder solely for the account of FRMB for investment, and not with a view to the resale or distribution thereof.   FRMB understands and is able to bear any economic risks associated with acquiring the New MKHD Shares. FRMB has have full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the New MKHD Shares; and

(b)

FRMB understands that the New MKHD Shares have not been registered under the Act or the comparable law of any other jurisdiction and may not be offered or sold except pursuant to an effective registration statement under the Act or an exemption from the registration requirements of the Act (and pursuant to the conditions of such exemption). FRMB further understands that New MKHD Shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available. FRMB represents it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933 as amended.

Section 3.9

Ownership of Shares.   FRMB is both the record and beneficial owner of all FM Shares.   FRMB has and shall transfer at the Closing, good and marketable title to the FM Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever (“Liens”).

            Section 3.10

Pre-emptive Rights.  At Closing, FRMB did not have any pre-emptive rights or any other rights to acquire any FM Shares that have not been waived or exercised.

Section 3.11

Disclosure.  This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of FRMB in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 3.12   Title to and Condition of Properties.   FM owns or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of FM as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect on FM.  The material buildings, plants, machinery and equipment necessary for the conduct of the business of FM as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment are in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

Section 3.13

Absence of Undisclosed Liabilities.  Except as set forth on Schedule [  ], FM has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to FRMB) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, except to the extent set forth on or reserved against on the FM audited consolidated financial statements for the fiscal years ended December 31, 2011 and 2010, including an interim financial statement ending [   ], 2012.  FM has not incurred any liabilities or obligations under agreements entered into, except in the usual and ordinary course of business since [   ], 2012.

Section 3.14

Change.  Except as set forth on schedule [   ], FM has not, since __________, 2012:

(a)

Ordinary Course of Business.  Conducted its business or entered into any transaction other than in the usual and ordinary course of business, except for this Agreement.

(b)

Adverse Changes.  Suffered or experienced any change in, or affecting, their condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of their business, none of which would have a Material Adverse Effect:

(c)

Loans.  Made any loans or advances to any Person (for purposes of this Agreement, “Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions) other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

(d)

Liens.  Created or permitted to exist any Lien on any material property or asset of any of FM, other than (a) Liens for taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and material men and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect (“Permitted Liens”);

(e)

Capital Stock.  Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of their shares or capital stock or any other of their securities or any equity security of any class of FM, or altered the term of any of their outstanding securities or made any change in their outstanding shares of capital stock or their capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

(f)

Dividends.  Declared, set aside, made or paid any dividend or other distribution to any of their stockholders or shareholders;

(g)

Material FM Contracts.  Terminated or modified any and all agreements, contracts, arrangements, leases, commitments or otherwise, of FM, of the type and nature that is required to be filed with the SEC (each a “ Material FM Contract ”), except for termination upon expiration in accordance with the terms thereof or as set forth in Schedule [   ];

(h)

Claims.  Released, waived or cancelled any claims or rights relating to or affecting any of FM in excess of US $10,000 in the aggregate or instituted or settled any Action involving in excess of US $10,000 in the aggregate;

(i)

Discharged Liabilities.  Paid, discharged or satisfied any claim, obligation or liability in excess of US $10,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

(j)

Indebtedness.  Created, incurred, assumed or otherwise become liable for any indebtedness in excess of US $10,000 in the aggregate, other than professional fees;

(k)

Guarantees.  Guaranteed or endorsed in a material amount any obligation or net worth of any Person;

(l)

Acquisitions.  Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

(m)

Accounting.  Changed their method of accounting or the accounting principles or practices utilized in the preparation of their financial statements, other than as required by U.S. GAAP; and

(n)

Agreements.  Except as set forth on Schedule [  ], entered into any agreement, or otherwise obligated themselves, to do any of the foregoing.

            Section 3.15

Material FM Contracts.  FRMB has made available to MKHD and the MKHD Controlling Shareholder prior to the date of this Agreement, true, correct and complete copies of each written Material FM Contract, including each amendment, supplement and modification thereto.

(a)

No Defaults.  Each Material FM Contract is a valid and binding agreement of FM and is in full force and effect.  Except as would not have a Material Adverse Effect, FM is not in material breach or default of any Material FM Contract to which it is a party and, to the knowledge of FM, no other party to any Material FM Contract are in breach or default thereof.  Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material FM Contract or (b) permit FM or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material FM Contract.  FM has not received notice of the pending or threatened cancellation, revocation or termination of any Material FM Contract to which it is a party.  There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material FM Contract.

Section 3.16

Material Assets.  The financial statements of FM reflect the material properties and assets (real and personal) owned or leased by FM.

Section 3.17

Litigation; Orders.  Except as set forth on Schedule [   ], there are no Actions (whether U.S. or non-U.S. federal, state, local or foreign) pending or, to the knowledge of FM, threatened against or affecting any of FM or any of FM’s properties, assets, business or employees.  To the knowledge of FRMB, there are no facts that might result in or form the basis for any such Action in FM.  To the knowledge of FM, FM is not subject to any orders.

Section 3.18

Licenses.  Except as would not have a Material Adverse Effect, FM possess from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for FM to engage in its business as currently conducted and to permit FM to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, “FM Permits”).  FM has not received notice from any Governmental Authority or other Person that it is lacking any license, permit, authorization, approval, franchise or right necessary for FM to engage in their business as currently conducted and to permit FM to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets.  Except as would not have a Material Adverse Effect, FM Permits are valid and in full force and effect.  Except as would not have a Material Adverse Effect, no event has occurred or to the knowledge of FM circumstance exists that may (with or without notice or lapse of time):  (a) constitute or result, directly or indirectly, in a material violation of or a failure to comply with any FM Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any FM Permit.  FM has not received notice from any Governmental Authority or any other Person regarding:  (a) any actual, alleged, possible or potential contravention of any FM Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any FM Permit.  All applications required to have been filed for the renewal of such FM Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such FM Permits have been duly made on a timely basis with the appropriate Persons.  All FM Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

Section 3.19

Interested Party Transactions.  Except as disclosed on Schedule [   ], no officer, director or stockholder of any FRMB or any affiliate or “associate” (as such term are defined in Rule 405 of the SEC under the Securities Act) of any such Person, have or have had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold by FM, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish any of FM any goods or services; or (2) a beneficial interest in any contract or agreement to which FM are a party or by which they may be bound or affected.

Section 3.21

Intellectual Property.  Except as set forth on Schedule [   ] hereto, FM does not own, use or license any Intellectual Property in their business as presently conducted.  For purposes of this Agreement, “Intellectual Property” means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

Section 3.22

 Share or Stock Option Plans; Employee Benefits of FM.

(a)

Except as set forth on Schedule [  ] hereto, FM has no share or stock option plans providing for the grant by FM of stock options to directors, officers or employees of FM.

(b)

Except as set forth on Schedule [   ] hereto, FM has no employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided to FM.

(c)

Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of FM, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from FM, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual.  No agreement, arrangement or other contract of FM provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of FM.

Section 3.23

Environmental and Safety Matters.  Except as set forth on Schedule [   ] and except as would not have a Material Adverse Effect:

(a)

FM has at all times been and is in compliance with all Environmental Laws (as defined below) applicable to FM.

(b)

To FM knowledge, there are no Actions pending or threatened against FM alleging the violation of any Environmental Law (as defined below) or Environmental Permit applicable to FM or alleging that FM is potentially responsible parties for any environmental site contamination.

(c)

To FM knowledge, neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Authority or third Persons under any Law or other requirement relating to the environment, natural resources, or public or employee health and safety (“Environmental Laws”) applicable to FM.

Section 3.24

Board Recommendation.  The Board of Directors of FM, at a meeting duly called and held, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of FM’s stockholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

Section 3.25

Survival. Each of the representations and warranties set forth in this Article III shall be deemed represented and made by FRMB at the Closing as if made at such time and shall survive the Closing for a period terminating twenty four (24)  months after the date of the Closing.

Section 3.26  Indemnification. FRMB agrees to indemnify and hold harmless MKHD and its respective managers, directors, officers, employees, affiliates, members, shareholders, agents, attorneys, representatives, successors and assigns (collectively, the “MKHD Indemnified Persons”), against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal fees and any expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) (“Losses”) arising out of or based upon any breach of representation or warranty or breach or failure by such party to comply with any covenants or agreement made by it herein or in any other document furnished by it to any of the foregoing in connection with this transaction; provided, however, that FRMB shall not have any liability under this Section 3.26 unless the aggregate amount of Losses incurred by MKHD and indemnifiable hereunder exceeds $100,000 (the “Indemnification Threshold”) and, in such event, FRMB shall be required to pay the full amount of Losses, including the amount of the Indemnification Threshold.

ARTICLE IV

COVENANTS

Section 4.1

Certain Changes and Conduct of Business.

(a)

From and after the date of this Agreement and until the Closing Date, MKHD (i) shall conduct its business solely in the ordinary course consistent with past practices that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in a manner consistent with all representations, warranties or covenants of MKHD contained herein; and (ii) use commercially reasonable efforts to maintain and preserve intact its business organization, to retain the services of its current officers and key employees, and to preserve the good will of its customers, suppliers and other Persons with whom it has business relationships, and without the prior written consent of FRMB (which may be withheld for any reason or no reason), will not:

(i)

except as provided in Section 4.6 hereof, make any change in its Charter Documents; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise; redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any securities convertible or exchangeable into or exercisable for any shares of its capital stock

(ii)

except as provided in Section 4.6 hereof:

A.

incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof; or

B.

issue any securities convertible or exchangeable for debt or equity securities of MKHD.

(iii)

make or commit to make any material capital expenditures;

(iv)

increase the compensation or benefits payable or to become payable to any of its directors, officers or employees;

(v)

grant any severance or termination pay to any of its directors, officers or employees or enter into any new employment or severance agreement with any of its directors, officers or employees;

(vi)

acquire, by merger, consolidation, acquisition of equity interests or assets, or otherwise, any business or any corporation, partnership, limited liability company, joint venture or other business organization or division thereof;

(vii)

sell, lease, license, transfer, pledge, encumber, grant or dispose of any material Intellectual Property Rights or any other assets of the MKHD;

(viii)

enter into any material contract or terminate, cancel or amend in any material respect any such contract of MKHD;

(ix)

guarantee any indebtedness for borrowed money or any other obligation of any other person;

(x)

make any loan, advance or capital contribution to or investment in any person;

(xi)

make any change in any method of accounting or accounting principle, method, estimate or practice;

(xii)

commit itself to do any of the foregoing; or

(xiii)

will spin off any operating subsidiaries.

(b)

From and after the date of this Agreement, FRMB will cause FM and each of FM Subsidiaries will:

(i)

continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for its current use;

(ii)

file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

(iii)

continue to conduct its business in the ordinary course consistent with past practices;

(iv)

keep its books of account, records and files in the ordinary course and in accordance with existing practices; and

(v)

make commercial reasonable efforts to maintain existing business relationships with suppliers.

(c)

From and after the date of this Agreement, FRMB will not, without the prior written consent of MKHD (not to be unreasonably withheld, conditioned or delayed), sell, transfer, convey, assign or otherwise dispose of, or contract or otherwise agree to sell, transfer, convey, assign or otherwise dispose of any of the FM Shares except as provided by this Agreement.

Section 4.2

Access to Properties and Records.  FRMB shall afford to MKHD’s accountants, counsel and authorized representatives, and MKHD shall afford to each of the FRMB Shareholder’s and FRMB’s accountants, counsel and authorized representatives, full access during normal business hours upon prior notice throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such parties’ properties, books, contracts, commitments and records (the “Disclosing Party”) and, during such period, shall furnish promptly to the requesting party all other reasonable information concerning the other party's business, properties and personnel as the requesting party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 4.2 shall affect any representation or warranty of or the conditions to the obligations of any party; provided, further, however, that the Disclosing Party shall not be obligated to provide such access or information if the Disclosing Party determines, in its reasonable judgment, that doing so would violate applicable law or any contract or obligation of confidentiality owing to a third party, jeopardize the protection of an attorney-client privilege or expose the Disclosing Party to risk of liability for disclosure of sensitive or personal information.

Section 4.3

Negotiations.  From and after the date hereof until the earlier of the Closing or the termination of this Agreement, each of MKHD and FRMB agrees that it shall not, and shall use its commercially reasonable efforts to cause its officers or directors (subject to such director's fiduciary duties), and anyone acting on its behalf, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving any party to this agreement.

Section 4.4

Consents and Approvals.  The parties shall: (i) use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and (ii) diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection in with such transactions.

Section 4.5

Public Announcement.  Unless otherwise required by applicable law, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and approval of the other party.

Section 4.6

Permitted Stock Issuances.  From and after the date of this Agreement until the Closing Date, neither MKHD nor FM shall issue any additional shares or shares of its capital stock, except as required in order to obtain the Interim Financing set forth in Schedule [   ] set forth herein, and subject to FRMB approval.

Section 4.7

Notices of Certain Events. MKHD shall notify FRMB promptly of (i) any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement, (ii) subject to any legal requirements as to confidentiality, any communication from any governmental entity in connection with the transactions contemplated by this Agreement, (iii) any legal actions threatened in writing or commenced against or otherwise affecting MKHD or (iv) any material event, change, occurrence, circumstance or development between the date of this Agreement and the Closing Date that makes any of the representations or warranties of the MKHD contained in this Agreement untrue or inaccurate.

Section 4.8

Subsequent Financing. To the extent that within twenty four (24) months following the Closing Date, MKHD shall not complete the Subsequent Financing as set forth in Schedule [  ], then immediately upon the second anniversary of the Closing Date, the Claw Back Equity shall be transferred to FRMB for no consideration.

Section 4.9

Registration Rights. Following the Closing Date, FRMB as the holders of New MKHD Shares shall have customary registration rights, which shall include at least one “demand” registration, as further set forth in the Registration Rights Agreement attached hereto as Exhibit 4.9.

Section 4.10   Public Company Status. The Parties agree that it is their intention to use MKHD to strategically acquire and integrate complementary assets within the cloud solutions and mobile telecom sectors. The Parties agree that it is their intention to apply to up-list MKHD to NASDAQ, or a similar exchange as soon as possible; provided, however that the Parties hereby agree and acknowledge that there is no guarantee that MKHD shall qualify and meet the requirements necessary to up-list to NASDAQ, and there is no guarantee that MKHD will be able to up-list to NASDAQ.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF FRMB

The obligations of FRMB to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by FRMB upon the mutual written consent of FRMB and MKHD.

Section 5.1

Representations and Warranties of MKHD and the MKHD Controlling Shareholder.   All representations and warranties made by MKHD and the MKHD Controlling Shareholder in this Agreement shall be true and correct on and as of the Closing Date as if again made by MKHD and the MKHD Controlling Shareholder on and as of such date and insofar as any inconsistency or inaccuracy does not or will not have a MKHD Material Adverse Effect, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct on and as of the Closing Date with respect to such date or period.

Section 5.2

Agreements and Covenants. Each of MKHD and the MKHD Controlling Shareholder shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by on or prior to the Closing Date.

Section 5.3

Consents and Approvals.  All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4

No Violation of Orders.  No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of MKHD shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5

Other Closing Documents.  Escrow Agent and FRMB, as applicable. shall have received such certificates, instruments and documents in confirmation of the representations and warranties of MKHD and the MKHD Controlling Shareholder, including without limitations received such certificates, instruments and documents set forth in Section 1.5 , MKHD’s and the MKHD Controlling Shareholder’ performance of its obligations hereunder, and/or in furtherance of the transactions contemplated by this Agreement as FRMB and/or its respective counsel may reasonably request.

Section 5.6

Interim Financing. MKHD shall have completed the Interim Financing as further set forth in Schedule [   ] by the Closing Date. To the extent MKHD shall not complete the Interim Financing by the Closing Date, the Claw Back Equity shall be transferred to FRMB for no consideration.

Section 5.7

No Material Adverse Effect.  No effect, event, change, occurrence, circumstance or development shall have occurred or exist that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.8.

Public Report.

 MKHD has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by MKHD with the SEC as of the Closing Date.

Section 5.9

Appointment of New Executive Officers.  At the Closing, FRMB’s designees shall be duly appointed as Chief Executive Officer and Chief Financial Officer of MKHD.

Section 5.10

Appointment of New Directors.  At the Closing, (i) FRMB’s designees shall be duly appointed to the Board of Directors of MKHD and (ii) subject to the effectiveness of a Schedule 14F-1 filed with the SEC on the Closing Date FRMB shall have received the letters of resignation from each of the directors, Chief Executive Officer and Chief Financial Officer of MKHD.

Section 5.11

Escrow Agreement. Each of MKHD Controlling Shareholders, MKHD FRMB and the Escrow Agent shall have entered into and duly executed the Escrow Agreement pursuant to Section 1.4.

Section 5.12

Compliance Certificate. FRMB and MKHD shall received a duly executed Compliance Certificate pursuant to the section set forth above.

Section 5.13

Required Vote.  The Requisite MKHD Vote shall have been obtained.

Section 5.14

Due Diligence Review. FRMB and its counsels and advisors have successfully completed their due diligence review of MKHD and the results thereof shall be to the complete satisfaction of FRMB. Such due diligence review shall include the opportunity to discuss the business, management, operations and finances of MKHD with its officers, directors, employees, agents, representatives and affiliates, and to inspect the facilities of MKHD. FRMB shall be furnished by MKHD, or its agents or representatives, with all information, documents and other material relating to MKHD, and its business, management, operations and finances, that FRMB shall request (the “Due diligence Review”).

Section 5.15

Due Diligence Review. MKHD and its counsels and advisors have successfully completed their due diligence review of FM and the results thereof shall be to the complete satisfaction of MKHD. Such due diligence review shall include the opportunity to discuss the business, management, operations and finances of FM with its officers, directors, employees, agents, representatives and affiliates, and to inspect the facilities of FM. MKHD shall be furnished by FM or its agents or representatives, with all information, documents and other material relating to FM, and its business, management, operations and finances, that MKHD shall request (the “Due diligence Review”).

Section 5.16

Lock-Up Period. FRMB, Chardan Capital, and MKHD Controlling Shareholders holding at least 51% of MKHD share capital prior to Closing agree to a lock-up period of 180 days following the Closing, during which time they shall not be allowed to sell more than 10% of their respective holdings in MKHD as of the Closing (the “Lock-Up Period”) and no more than 2% at any given month during the Lock-Up Period. FRMB, Chardan Capital and MKHD Controlling Shareholders holding at least 51% of MKHD share capital prior to closing, further agree to execute such agreements as may be reasonably requested by FRMB in connection with such Lock Up Period.

Section 5.17

MKHD Capitalization. FRMB and MKHD shall have agreed on MKHD capitalization (MKHD authorized and issued share capital) immediately prior to the Closing, as shall be set forth in Section [   ] and schedule [   ].

Section 5.18

Frustration of Closing Conditions

.  None of the parties to this Agreement may rely on the failure of any condition set forth in this Article V to be satisfied if such failure was caused by such party’s failure to fulfill any of its obligations under this Agreement.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF MKHD

The obligations of MKHD to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by upon the mutual written consent of MKHD and FRMB:

Section 6.1

Representations and Warranties of FM and FRMB.  All representations and warranties made by FM and FRMB in this Agreement shall be true and correct on and as of the Closing Date as if again made by FM and FRMB, as applicable, on and as of such date and insofar as any inconsistency or inaccuracy does not or will not have a Material Adverse Effect, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct on and as of the Closing Date with respect to such date or period.

Section 6.2

Agreements and Covenants.  FM and FRMB shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.3

Consents and Approvals.  All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4

No Violation of Orders.  No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of FM, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

ARTICLE VII

POST-CLOSING AGREEMENTS AND COVENANTS

Section 7.1

Consistency in Reporting.  Each party hereto agrees that if the characterization of any transaction contemplated in this agreement or any ancillary or collateral transaction is challenged, each party hereto will testify, affirm and ratify that the characterization contemplated in such agreement was the characterization intended by the party; provided, however, that nothing herein shall be construed as giving rise to any obligation if the reporting position is determined to be incorrect by final decision of a court of competent jurisdiction.

Section 7.2

Schedule 14F.  If required, MKHD covenants and agrees to file a Schedule 14F-1 with the SEC in order to disclose the change of control in the Board of Directors of MKHD to occur 10 (ten) days after the filing of such Schedule 14F-1 pursuant to the Share Exchange.  Upon the effectiveness of the Schedule 14F-1, Mr. James D. Beatty shall resign as director, unless otherwise agreed that he should remain as an independent board member.

ARTICLE VIII

TERMINATION AND ABANDONMENT

Section 8.1

Methods of Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

(a)

By the mutual written consent of the FRMB and MKHD;

(b)

By MKHD, on a material breach on the part of FRMB of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of FRMB shall become untrue, in either case such that any of the conditions set forth in Article VI hereof would not be satisfied (a "FRMB Breach"), and such breach, if capable of cure, has not been cured within twenty (20) business days after receipt by FRMB of a written notice from MKHD setting forth in detail the nature of such FRMB Breach;

(c)

By FRMB, upon a material breach on the part of MKHD of any representation, warranty, covenant or agreement set forth in this Agreement, or, if any representation or warranty of MKHD shall become untrue, in either case such that any of the conditions set forth in Article VI hereof would not be satisfied (a "MKHD Breach"), and such breach, if capable of cure, has not been cured within twenty (20) business days after receipt by MKHD of a written notice from FRMB setting forth in detail the nature of such MKHD Breach;

(d)

By either MKHD or FRMB, if the Closing shall not have consummated before May 14, 2013; provided, however, that this Agreement may be extended by written notice of either  FRMB or MKHD if the Closing shall not have been consummated as a result of the other party (FRMB or MKHD) having failed to receive all required regulatory approvals or consents with respect to this transaction or as the result of the entering of an order as described in this Agreement; and further provided, however, that the right to terminate this Agreement under this Section 8.2(d) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before this date;

(e)

By either the FRMB or MKHD if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement;

(f)

By either FRMB or MKHD if the other party breaches any of its covenants in Section 4.3 hereof in any material respect;

(g)

By either FRMB if MKHD Material Adverse Effect occurs following the date hereof;

(h)

By FRMB if: (i) this Agreement is not adopted by the Requisite MKHD Vote after a vote thereon at a duly held stockholders meeting or adjournment or postponement thereof; (ii) the board of directors of MKHD withdraws, modifies or amends the MKHD Board Recommendation in any manner adverse to FRMB; (iii)  any and all cash obtained from MKHD’s Interim Financing is not deposited with the Escrow Account within three (3) business days following its receipt by MKHD; or (v) the results of the Due Diligence Review conducted by FRMB and its counsel and advisors are not to the complete satisfaction of FRMB.

(i)

By MKHD if the results of the Due Diligence Review conducted by MKHD and its counsel and advisors are not to the complete satisfaction of MKHD.

Section 8.2

Procedure Upon Termination.  In the event of termination and abandonment of this Agreement pursuant to Section 8.1, written notice thereof shall forthwith be given by the terminating parties to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action.  If this Agreement is terminated as provided herein, no party to this Agreement (or any stockholder, director, officer, employee, agent or representative of such party) shall have any liability or further obligation to any other party to this Agreement; provided, however, that no termination of this Agreement pursuant to this Article VIII shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination; provided, further, that if such termination results from the intentional (a) failure of any party to perform its obligations or (b) breach by any party of its representations or warranties contained in this Agreement, then such party shall be fully liable for any liabilities incurred or suffered by the other parties as a result of such intentional failure or breach.  The provisions of Section 8.2 and Article IX shall survive any termination of this Agreement.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1

Publicity.  No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law.  If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.2

Successors and Assigns.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.3

Fees and Expenses.  Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.4

Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested), by facsimile (with written confirmation of transmission) or by electronic mail, to the parties at the following addresses:

If to FRMB to:

Forum Mobile, Inc.

Ami Segal, Chairman and President

Phone: (917) 254-6339

Fax:

(972) 9-760-1551

E-Mail: ami@Forum-group.com

with a copy to:

Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.

One Azrieli Center

Tel Aviv 67021, Israel

Phone: (972)- 3-607-4488

Fax: (972)- 3-607-4566

E-Mail: itay@gkh-law.com

Attn: Itay Frishman

If to MKHD and/or the MKHD Controlling Shareholders, to:

James D. Beatty, President and CEO

Mount Knowledge Holdings, Inc.

228 Park Avenue S., #56101

New York, NY 10003-1502

Phone:

(917) 289-0944

Fax:

(917) 289-0941

Email:

admin@mkhd.net

with a copy to:

Gregg E. Jaclin, Esq.

Anslow + Jaclin LLP

195 Route 9 South l Manalapan, NJ 07726

T 732 409 1212 x 202 l F 732 577 1188

gjaclin@anslowlaw.com l www.anslowlaw.com

Robert Montgomery

P.O. Box CB-13997

Nassau, The Bahamas

robert@accessalternative.com

+1 (242) 362-4163

+1 (242) 327-8903 Fax

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given (a) if delivered by hand or international courier service, when such delivery is made at the address specified in this Section 9.4, (b) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 9.4 and appropriate confirmation is received, or (c) if delivered by electronic mail, when transmitted to the e-mail address specified in this Section 9.4 and appropriate confirmation is received. No change in any of such addresses shall be effective insofar as notices under this Section 9.4 are concerned unless such notice of such change shall have been given to such other party hereto as provided in this Section 9.4.

Section 9.5

Entire Agreement.  This Agreement, together with the exhibits hereto (any exhibits or schedules referred to herein and not yet attached, shall be attached at the time of Closing), represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith.  This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement.  No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.6

Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.7

Titles and Headings.  The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.8

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 9.9

Convenience of Forum; Consent to Jurisdiction.  The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New York located in the Southern District of the New York, and/or the United States District Court located in that jurisdiction, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.4.

            Section 9.10

Enforcement of the Agreement.  The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.11

Governing Law.  This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

            Section 9.12

Amendments and Waivers.   Except or otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 9.13

No Third-Party Beneficiaries

.  This Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement.

Section 9.14

Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ITS SUCCESSORS AGAINST ANY OTHER PARTY HERETO OR ITS SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 9.15

Counterparts; Effectiveness

.  This Agreement may be executed in any number of counterparts, all of which shall be one and the same agreement.  This Agreement shall become effective when each party to this Agreement has received counterparts signed by all of the other parties.

[REST OF PAGE DELIBERATELY LEFT BLANK]

[SIGNATURES ON PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FORUM MOBILE, INC.

/s/ Ami Segal

By:

___________________________

Ami Segal, Chairman and CEO

MOUNT KNOWLEDGE HOLDINGS, INC.

/s/ James D. Beatty

By:

______________________________

James D. Beatty, President and CEO

MKHD CONTROLLING SHAREHOLDER

Access Alternative Group S.A.

/s/ Robert Montgomery, President

By:

______________________________

Robert Montgomery, President